                                                                 Exhibit 10.19

                                 THIRD AMENDMENT

                                       TO

                           LOAN AND SECURITY AGREEMENT

              This Third Amendment to Loan and Security Agreement (the "Amendment"), made as of the 15th day of May, 2000, among FLOORING AMERICA, INC., a Delaware corporation, 4 FLOORS, INC., an Ohio corporation, ADVANCE FLOOR DECORATORS, INC., a Michigan corporation, BAILEY & ROBERTS CARPETMAX OF TENNESSEE, INC., a Tennessee corporation, CARPETMAX OF UTAH, INC., a Utah corporation, FLOORING AMERICA FRANCHISING, L.P. (f/k/a Carpetmax, L.P.), a Georgia limited partnership, CARPETMAX RETAIL STORES, INC., a Delaware corporation, MANASOTA CARPET, INC., a Florida corporation, WADSWORTH & OWENS DECORATING CENTER, INC., a Florida corporation, CARPETSPLUS OF AMERICA, INC., a Georgia corporation, GCO CARPET OUTLET, INC., an Alabama corporation, KAREN'S INC., a Michigan corporation, MAXIM RETAIL GROUP, INC., a Georgia corporation, MAXIM RETAIL STORES, INC., a Georgia corporation, C & S TEXTILES, INC., an Idaho corporation, COLORADO CARPET & RUGS, INC., a Colorado corporation, TRI-R OF ORLANDO, INC., a Georgia corporation, and GCO, INC., a Nevada corporation, as borrowers ("Borrowers" and each "Borrower"), the LENDERS (as defined below), and FOOTHILL CAPITAL CORPORATION, as agent for the Lenders (the "Agent"),

                              W I T N E S S E T H:

              WHEREAS, the Borrowers, the financial institutions party thereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and the Agent are parties to that certain Loan and Security Agreement dated as of January 28, 2000, as modified and amended by that certain First Amendment to Loan and Security Agreement dated as of February 23, 2000, as modified and amended by that certain Second Amendment to Loan and Security Agreement dated as of March 17, 2000 (the "Loan Agreement"); and

              WHEREAS, the Borrower has requested that certain terms of the Loan Agreement be modified and amended; and

              WHEREAS, the Agent and the Lender have agreed to such amendment as set forth in this Amendment and pursuant to the terms and conditions of this Amendment;

              NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that all capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

              1.      AMENDMENT TO ARTICLE 1 OF THE LOAN AGREEMENT.

                      (a) Article 1 of the Loan Agreement, DEFINITIONS, is hereby modified and amended to delete in their entirety the existing definitions of "INCREASED MAXIMUM AMOUNT ACTIVATION NOTICE," "INCREASED MAXIMUM AMOUNT CLOSING DATE," "INVENTORY

ADVANCE RATE CHANGE DATE" and "TAX REFUND BORROWING BASE."

                      (b) Article 1 of the Loan Agreement, DEFINITIONS, is hereby modified and amended to add the following definition of "BUSINESS PLAN" immediately after the existing definition of "BUSINESS DAY":

                      "BUSINESS PLAN" has the meaning set forth in Section 7.20(d)."

                      (c) Article 1 of the Loan Agreement, DEFINITIONS, is hereby modified and amended to delete the existing definition of "MAXIMUM AMOUNT" and to substitute the following therefor:

                      "MAXIMUM AMOUNT" means, as of any date of determination,
              $45,000,000."

                      (d) Article 1 of the Loan Agreement, DEFINITIONS, is hereby modified and amended to add the following definition of "THIRD AMENDMENT" immediately after the existing definition of "TANGIBLE NET WORTH:"

                      "THIRD AMENDMENT" means that certain Third Amendment to
              Loan and Security Agreement dated as of May 15, 2000 among the Borrowers, the Lender and the Agent."

              2. AMENDMENTS TO ARTICLE 2 OF THE LOAN AGREEMENT.

                      (a) Section 2.1 of the Loan Agreement, REVOLVING ADVANCES, is hereby modified and amended to delete the second sentence of subsection (a) thereof and to substitute the following therefor:

                      "For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                                        (w)      THE LESSER OF  --

                                                 (I) the sum of --

                                       (i) eighty-five percent (85%) of Eligible

                      Accounts, LESS the amount, if any, of the Dilution Reserve, and

                                       (ii) the least of (A)$25,000,000 and (B)
                      THE LESSER OF (aa) thirty percent (30%) of the Cost of Eligible Inventory and (bb) seventy percent (70%) of the most recently determined Net Liquidation Value multiplied by the Cost of the Inventory, MINUS the Inventory Reserves, and (C) one hundred fifty percent (150%) of the amount of credit availability created by clause (w)(I)(i) above,

                                                 (II) an amount equal to
                      Borrowers' Collections with respect to Accounts for the immediately preceding thirty (30) day period, PLUS

                                        (x) (I) until the earlier of December
                      20, 2000 and the date Agent, for the benefit of the Lenders, receives the Net Proceeds from the sale, sale/leaseback or other disposition of the New Headquarters, $10,000,000 and (II) thereafter $-0- (the "Real Estate Borrowing Base"), PLUS

                                        (y) (I) from May 8, 2000 through the
                      earlier of May 12, 2000 and the date immediately preceding the date any cash payment of interest or otherwise is made in respect of the Senior Subordinated Notes, $2,000,000, and (II) from May 13, 2000 through the earlier of May 19, 2000 and the date immediately preceding the date any cash payment of interest or otherwise is made in respect of the Senior Subordinated Notes, $1,000,000 MINUS

                                        (z) the aggregate amount of reserves, if
                      any, established by Agent under SECTIONS 2.1(B), 6.15 AND 10."

                      (b) Section 2.1(d) of the Loan Agreement, PROCEDURE FOR BORROWING, is hereby modified and amended to delete the references to "$5,000,000" therein and to substitute "$3,000,000" therefor.

                      (c) Section 2.7(a) of the Loan Agreement, INTEREST RATE, is hereby deleted in its entirety and the following is hereby substituted therefor:

                                        "(a) INTEREST RATE. Except as provided
                      in clause (c) below, (i) all Eurodollar Rate Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate plus two and three-quarters of one percent (2.75%), (ii) Reference Rate Loans shall bear interest at a per annum rate equal to the Reference Rate plus two and one-half of one percent (2.50%), and (iii) all other Obligations shall bear interest at the per annum rate equal to the Reference Rate plus two and one-half of one percent (2.50%)."

                      (d) Section 2.7(b) of the Loan Agreement, LETTER OF CREDIT FEE, is hereby amended to delete the reference to "one and one-half of one percent (1.50%)" therein and to substitute "two and one-half of one percent (2.50%)" therefor.

                      (e) Section 2.7(c) of the Loan Agreement, DEFAULT RATE, is hereby deleted in its entirety and the following is hereby substituted therefor:

                                        "(c) DEFAULT RATE. Upon the occurrence
                      and during the continuation of an Event of Default, (i) all Obligations (except for undrawn

                      Letters of Credit) shall bear interest at a per annum rate equal to four and one-half of one percent above the rate otherwise applicable to such Obligations, and (ii) the Letter of Credit fee provided in SECTION 2.7(b) shall be increased to seven percent (7.00%) per annum times the amount of the aggregate undrawn amount of all outstanding Letters of Credit."

                      (f) Section 2.7(d) of the Loan Agreement, INTENTIONALLY OMITTED, is hereby deleted in its entirety and the following is hereby substituted therefor:

                                        "(d) MINIMUM INTEREST. In no event shall
                      the rate of interest chargeable hereunder for any day be less than eight percent (8.00%) per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate."

                      (g) Section 2.9 of the Loan Agreement, CREDITING PAYMENTS; APPLICATION OF COLLECTIONS, is hereby modified and amended to delete the references to "one (1)" therein and to substitute "one and one-half (1.5)" therefor.

                      (h) Section 2.13 of the Loan Agreement, EURODOLLAR RATE LOANS, is hereby modified and amended to delete the first sentence of subsection (a) thereof in its entirety and to substitute the following therefor:

                      "Any Borrower may from time to time, on or after the Closing Date and prior to the date of the Third Amendment, request in writing to Agent: (i) Advances to constitute Eurodollar Rate Loans; (ii) that Reference Rate Loans be converted into Eurodollar Rate Loans; or (iii) that existing Eurodollar Rate Loans continue for an additional Interest Period; PROVIDED, HOWEVER, that notwithstanding anything herein which may be construed to the contrary, at all times that the Real Estate Borrowing Base is in effect at least $10,000,000 of Advances must constitute Reference Rate Loans. Accordingly, at no time on or after the date of the Third Amendment will Advances be made as, converted to or continued (at the expiration of the Interest Period thereof) as Eurodollar Rate Loans. "

                      (i) Section 2.17 of the Loan Agreement, INCREASED MAXIMUM AMOUNT, is hereby deleted in its entirety and "2.17 INTENTIONALLY OMITTED" is hereby substituted therefor.

              3. AMENDMENT TO ARTICLE 3 OF THE LOAN AGREEMENT. Section 3.3 of the Loan Agreement, CONDITIONS SUBSEQUENT, is hereby deleted in its entirety and the following is hereby substituted therefor:

                      "3.3 CONDITION SUBSEQUENT. As a condition subsequent to
              initial closing hereunder, Borrowers shall perform or cause to be performed the following (the failure by any Borrower to so perform or cause to be performed constituting an Event of Default):

                               (a) on or before May 22, 2000, Borrowers shall
              have conducted an interview of a nationally known crisis manager or such other crisis manager as shall be acceptable to the Agent in its reasonable discretion at Borrowers' headquarters and at Borrower expense;

                               (b) on or before May 26, 2000, Borrowers shall
              have delivered to Agent Blocked Account Agreements with respect to Borrowers accounts maintained at Wells Fargo Bank, National Association, Norwest Bank Minnesota, National Association, Fleet National Bank and BankOne;

                               (c) on or before May 26, 2000, Borrowers shall
              have delivered to Agent a Credit Card Agreement from Norwest Bank Minnesota, National Association;

                               (d) on or before May 26, 2000, Borrowers shall
              have delivered to Agent evidence that the Liens referenced on
              Schedule 3.3 have been terminated. Prior to such date, such Liens shall be deemed to be Permitted Liens;

                               (e) on or before May 26, 2000, Borrowers shall
              have delivered to Agent certified copies of the policies of insurance, as are required by SECTION 6.10, the form and substance of which shall be reasonably satisfactory to Agent and its counsel;

                               (f) on or before June 5, 2000, Borrowers shall
              deliver to Agent certificates of title for all of Borrowers' vehicles; and

                               (g) on or before December 20, 2000, Borrowers
              shall have used their best efforts to consummate a sale, sale/leaseback or other disposition of the New Headquarters."

              4. AMENDMENT TO ARTICLE 4 OF THE LOAN AGREEMENT. Section 4.6 of the Loan Agreement, RIGHT TO INSPECT, is hereby modified and amended to delete the second sentence thereof in its entirety.

              5.      AMENDMENTS TO ARTICLE 7 OF THE LOAN AGREEMENT.

                      (a) Section 7.4 of the Loan Agreement, DISPOSAL OF ASSETS, is hereby modified and amended to delete the first proviso thereof and to substitute the following therefor:

                      " PROVIDED, HOWEVER, that Borrowers may sell, sell and lease-back or otherwise dispose of the New Headquarters so long as the Net Proceeds therefor are not less than $14,000,000 and such Net Proceeds are remitted to Agent for the benefit of the Lender Group to be applied to the Obligations;"

                      (b) Section 7.8 of the Loan Agreement, PREPAYMENTS AND AMENDMENTS, is hereby modified and amended to delete the word "and" at the end of subsection (c) thereof and to add the following additional subsection immediately after the existing subsection (d):

                      "and;

                               (e) Make any cash interest payment on the Senior
                      Subordinated Notes or the Seller Notes; PROVIDED, HOWEVER, that Borrowers may make any cash interest payment on the Senior Subordinated Notes or any Seller Note so long as
                      (i) no Default or Event of Default exists or would be caused thereby, (ii) the average Availability hereunder for the four (4) months prior to any such interest payment (or, in the case of any payment to be made prior to the date four (4) months following the Closing Date, for the period from the Closing Date to the date of such payment) less the amount of such interest payment, less any reserve created by Agent in its reasonable judgment for any deterioration in Borrowers' accounts payable, is in excess of the amount of such interest payment made; PROVIDED FURTHER, HOWEVER, that Borrowers may make the cash interest payment on the Senior Subordinated Notes originally due on April 15, 2000 so long as (i) no Default or Event of Default exists or would be caused thereby,
                      (ii) the Availability hereunder on the date of such interest payment less the amount of such interest payment is in excess of the amount of such interest payment made."

                      (c) Section 7.20 of the Loan Agreement, FINANCIAL COVENANTS, is hereby modified and amended to delete in their entirety subsections (a), (b), and (c) and to substitute the following therefor and to add additional subsection (d):

                               "(a) EBITDA. As of the last day of the fiscal
                      month ending closest to April 30, 2000, and as of the last day of each fiscal month thereafter, EBITDA of at least the amount set forth in the table below for the immediately preceding one (1) fiscal month:

          For the fiscal month                   EBITDA shall not
           ending closest to:                     be less than:

April 30, 2000                            $   450,000

May 31, 2000                              $1,500,000

June 30, 2000                             $2,000,000

July 31, 2000                             $2,500,000

August 31, 2000                           $2,200,000

September 30, 2000                        $1,800,000

October 31, 2000                          $2,500,000

November 30, 2000                         $2,100,000

December 31, 2000                         $1,600,000

January 31, 2001                         ($2,100,000)

                               For the period from the fiscal month ending
                      closest to April 30, 2000, and continuing to and through January 31, 2001, the calculation of EBITDA shall exclude any severance costs (both cash and non-cash costs) resulting from or otherwise incurred by Borrower for any severance of those six most highly compensated individuals identified in Borrower's most recently filed proxy statement dated May 24, 2000 for the Borrower's annual stockholders meeting scheduled for June 23, 2000.

                               (b) Tangible Net Worth. Tangible Net Worth of at
                      least the amount set forth in the table below as of the last day of the fiscal quarter ending closest to April 30, 2000 and as of the last day of each fiscal quarter thereafter:

        As of the fiscal quarter                Tangible Net Worth
           ending closest to:                shall not be less than:

April 30, 2000                           ($34,500,000)

July 31, 2000                            ($36,500,000)

October 31, 2000                         ($36,000,000)

January 31, 2001                         ($41,250,000)

                               (c) Fixed Charge Coverage Ratio. As of the last
                      day of the fiscal quarter ending closest to April 30, 2000, and as of the last day of each fiscal quarter thereafter, a Fixed Charge Coverage Ratio of at least the amount set forth in the table below (i) with respect to the fiscal quarter ending closest to April 30, 2000, for the immediately preceding one (1) fiscal quarter, (ii) with respect to the fiscal quarter ending closest to July 31, 2000, for the immediately preceding two (2) fiscal quarters, (iii) with respect to the fiscal quarter ending closest to October 31, 2000, for the immediately preceding three (3) fiscal quarters, and (iv) with respect to each fiscal quarter thereafter, for the immediately preceding four (4) fiscal quarters:


         For the fiscal period                Fixed Charge Coverage Ratio
           ending closest to:                  shall not be less than:




April 30, 2000 through January 31,       Not applicable
2001

                      (d) On or before June 30, 2000, Borrower agrees to deliver to Agent Borrower's revised business plan for the remainder of Borrower's 2001 fiscal year, which plan should be reasonably acceptable to Agent in all respects. On or before December 1, 2000, and on each December 1, thereafter, Borrower agrees to deliver to Agent Borrower's business plan for its upcoming fiscal year commencing on February 6, 2001 and each February of such fiscal year thereafter (the "Business Plan"), which plan shall be reasonably acceptable to Agent in all respects. Based upon the Business Plan for each such fiscal year, Agent shall establish the quarterly minimum EBITDA, minimum Tangible Net Worth and minimum Fixed Charge Coverage Ratio covenants for the fiscal year in question using the same methodology as utilized for the 2001 fiscal year financial covenants, and the new covenant levels shall be presented to Borrower for its approval, which approval shall not be unreasonably withheld. In the event that Borrower does not approve the proposed covenant levels, Agent shall establish the covenant levels in its reasonable discretion, based upon the Business Plan for the applicable fiscal year.

              6. WAIVER. The Agent and the Lenders waive any Default caused by the Borrower's failure to comply with Sections 3.3 and 7.20 of the Loan Agreement prior to the effective date of this Amendment and any Event of Default under Section 8.2 of the Loan Agreement caused thereby.

              7. NO OTHER AMENDMENT OR WAIVER. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided above, operate as an amendment or waiver of any right, power or remedy of the Agent or the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents. Except for the amendments and waiver expressly set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect and the Borrowers hereby ratify and confirm their obligations thereunder. This Amendment shall not constitute a modification of the Loan Agreement or a course of dealing with the Agent or the Lenders at variance with the Loan Agreement such as to require further notice by the Agent or the Lenders to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future, except as expressly set forth herein. The Borrowers acknowledge and expressly agree that the Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement and the other Loan Documents. The Borrowers have no knowledge of any challenge to the Agent's or the Lenders' claims arising under the Loan Documents or the effectiveness of the Loan Documents.

              8.      CONDITIONS OF EFFECTIVENESS.

                      This Amendment shall become effective as of the date hereof when, and only when, the Agent, on behalf of the Lenders, shall have received, in form and substance satisfactory to it:

                      (a) counterparts of this Amendment executed by the Borrowers, the Agent and each of the Lenders;

                      (b) payment by the Borrowers of an amendment and waiver fee of $25,000, which shall be fully earned and due on the date hereof and nonrefundable when paid (it being understood that, by execution and delivery of this Amendment, the Borrowers authorize the Agent to charge the Borrowers' Loan Account for such fee and such amount shall thereafter accrue interest at the rate applicable to Advances under the Loan Agreement in accordance with
Section 2.7(e) of the Loan Agreement);

                      (c) updated projections of the Borrowers for the period from the date hereof until the Maturity Date, together with revised thirteen week cash flow projections, in each case, in form and substance satisfactory to the Agent in its sole discretion; and

                      (d) such other information, documents, instruments or approvals as the Agent, the Lenders or the Agent's counsel may require.

              9.      REPRESENTATIONS AND WARRANTIES OF THE BORROWERS.

                      Each Borrower represents and warrants as follows:

                      (a) Such Borrower is a corporation or limited partnership, as the case may be, organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Amendment;

                      (b) The execution, delivery and performance by such Borrower of this Amendment and the Loan Documents, as amended hereby, are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) such Borrower's articles or certificate of incorporation, or (ii) law or any contractual restriction binding on or affecting such Borrower;



                      (c) Except for approvals which have been obtained, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, is required for the due execution, delivery and performance by such Borrower of this Amendment or any of the Loan Documents, as amended hereby, to which such Borrower is or will be a party;

                      (d) This Amendment and each of the other Loan Documents, as amended hereby, to which such Borrower is a party, constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms; and

                      (e) No Default or Event of Default is existing.

              10. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement," "thereunder," "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

              11. COSTS, EXPENSES AND TAXES. Each Borrower, jointly and severally, agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder.

              12. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to conflict of laws principles of such state.

              13. LOAN DOCUMENT. This Amendment shall be deemed to be a Loan Document for all purposes.

              14. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

                  [remainder of page intentionally left blank]

              IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first written above.

                                FLOORING AMERICA, INC.,
                                a Delaware corporation

                                By:
                                   _______________________________________
                                Name:
                                Title:



                                4 FLOORS, INC.,
                                an Ohio corporation

                                By:
                                   _______________________________________
                                Name:
                                Title:



                                ADVANCE FLOOR DECORATORS, INC.,
                                a Michigan corporation



                                By:
                                   _______________________________________
                                Name:
                                Title:



                                BAILEY & ROBERTS CARPETMAX OF
                                TENNESSEE, INC.,
                                a Tennessee corporation


                                By:
                                   _______________________________________
                                Name:
                                Title:


                                CARPETMAX OF UTAH, INC.,
                                a Utah corporation

                                By:
                                   _______________________________________
                                Name:
                                Title:

                                FLOORING AMERICA FRANCHISING, L.P.,
                                a Georgia limited partnership
                                By:  Flooring America, Inc., its general partner


                                By:
                                   _______________________________________
                                Name:
                                Title:

                                CARPETMAX RETAIL STORES, INC.,
                                a Delaware corporation

                                By:
                                   _______________________________________
                                Name:
                                Title:


                                MANASOTA CARPET, INC.,
                                a Florida corporation

                                By:
                                   _______________________________________
                                Name:
                                Title:


                                WADSWORTH & OWENS DECORATING
                                CENTER, INC.,
                                a Florida corporation

                                By:
                                   _______________________________________
                                Name:
                                Title:

                                CARPETSPLUS OF AMERICA, INC.,
                                a Georgia corporation

                                By:
                                   _______________________________________
                                Name:
                                Title:

                                GCO CARPET OUTLET, INC.,
                                an Alabama corporation


                                By:
                                   _______________________________________
                                Name:
                                Title:



                                KAREN'S INC.,
                                a Michigan corporation


                                By:
                                   _______________________________________
                                Name:
                                Title:


                                MAXIM RETAIL GROUP, INC.,
                                a Georgia corporation



                                By:
                                   _______________________________________
                                Name:
                                Title:



                                MAXIM RETAIL STORES, INC.,
                                a Georgia corporation


                                By:
                                   _______________________________________
                                Name:
                                Title:

                                C&S TEXTILES, INC.,
                                an Idaho corporation


                                By:
                                   _______________________________________
                                Name:
                                Title:

                                COLORADO CARPET & RUGS, INC.,
                                a Colorado corporation

                                By:
                                   _______________________________________
                                Name:
                                Title:


                                TRI-R OF ORLANDO, INC.,
                                a Georgia corporation


                                By:
                                   _______________________________________
                                Name:
                                Title:


                                GCO, INC.,
                                a Nevada corporation

                                By:
                                   _______________________________________
                                Name:
                                Title:



                                FOOTHILL CAPITAL CORPORATION,
                                a California corporation with an office in Atlanta, Georgia, as Agent and as a Lender

                                By:
                                   _______________________________________

                                Name:   Todd Colpitts
                                Title:  Vice President